As filed with the Securities and Exchange Commission on August 9, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Trupanion, Inc.
(Exact name of registrant as specified in its charter)

Delaware	83-0480694
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
6100 4th Avenue S, Suite 200
Seattle, Washington 98108
(855) 727-9079
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Darryl Rawlings
Chief Executive Officer
Trupanion, Inc.
6100 4th Avenue S, Suite 200
Seattle, WA 98108
(855) 727-9079
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Andrew Ledbetter
DLA Piper LLP (US)
701 Fifth Avenue, Suite 6900
Seattle, WA 98104-7044
Telephone: (206) 839-4800
Facsimile: (206) 839-4801

From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☑
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller Reporting Company ☐
Emerging Growth Company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☑
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)

Common Stock, par value $0.00001 per share	303,030 shares	$38.0945	$11,543,776.34	$1,437.21

Total	303,030 shares	$38.0945	$11,543,776.34	$1,437.21

(1)
This Registration Statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of the registrant.

(2)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) of the rules and regulations under the Securities Act of 1933, as amended, based upon the average of the high and low prices for the registrant’s common stock as reported on the NASDAQ Global Market on August 8, 2018.

PROSPECTUS
Trupanion, Inc.
303,030 Shares
Common Stock

This prospectus relates to an aggregate of up to 303,030 shares of our common stock, par value $0.00001 per share, which may be offered for sale from time to time by the selling stockholder, Benaroya Capital Company, L.L.C. (Benaroya). We will not receive any of the proceeds from any sale of our common stock by the selling stockholder.

In June 2018, we entered into a real estate purchase and sale agreement (Purchase Agreement) with Benaroya. Pursuant to the Purchase Agreement, we agreed to purchase the fee simple title to the parcels of real estate, buildings, improvements, fixtures and other rights associated with the property on which our current home office building is located, for a purchase price of $55 million in cash and $10 million in shares of our common stock (Shares) valued at the public offering price per share in our public offering which closed on June 25, 2018 (Offering), or $33.00. The Shares are subject to a contractual lock-up on transfers for a period continuing to and including the date two years after the date of the closing of the Offering. We agreed to pay an earnest money deposit of $3.25 million that, subject to limited exceptions, is nonrefundable but creditable toward the cash portion of the purchase price. On August 8, 2018, we issued 303,030 shares of common stock pursuant to the Purchase Agreement. For more information, refer to the section of this prospectus entitled “Selling Stockholder.”

The selling stockholder may offer shares of our common stock from time to time in a number of different ways and at varying prices. For more information on possible methods of offer and sale by the selling stockholder, refer to the section of this prospectus entitled “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the shares of common stock, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholder will pay or assume brokerage commissions and similar charges incurred for the sale of shares of our common stock.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that information contained in or incorporated by reference into this prospectus is accurate as of any other date.

Our common stock is listed on the NASDAQ Global Market under the symbol “TRUP.”  On August 8, 2018, the closing price of our common stock was $37.79 per share.

Investing in our securities involves risks. See the section of this prospectus entitled “Risk Factors” and contained in any applicable prospectus supplement and any related free writing prospectus and under similar sections in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 9, 2018

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (SEC) utilizing a “shelf” registration process. This prospectus relates to the possible resale by the selling stockholder of an aggregate of up to 303,030 shares of our common stock from time to time in one or more offerings.

The selling stockholder may offer and sell, from time to time, an aggregate of up to 303,030 shares of our common stock under the prospectus. In some cases, the selling stockholder will also be required to provide a prospectus supplement containing specific information about the selling stockholder and the terms on which they are offering and selling our common stock. We may also add, update or change in a prospectus supplement any information contained in this prospectus. To the extent that any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. Before you make any investment decision, you should read this prospectus, any accompanying prospectus supplement, any post-effective amendments to the registration statement of which this prospectus is a part, the documents incorporated by reference in such registration statement, and the additional information described under “Where You Can Find More Information; Incorporation by Reference.”

Neither we nor the selling stockholder have authorized any broker, dealer or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context indicates otherwise or we expressly state to the contrary, as used in this prospectus, the terms “we,” “us” and “our” refer to Trupanion, Inc., a Delaware corporation.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov. Our web site address is www.trupanion.com. The information contained on, or that can be accessed through, any website (including our website), is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 14, 2018;

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018, filed with the SEC on May 2, 2018 and August 3, 2018, respectively;

•	Our Current Reports on Form 8-K filed with the SEC on February 8, 2018, June 13, 2018, June 20, 2018, June 22, 2018 and July 2, 2018;

•	Our definitive proxy statement filed with the SEC pursuant to Section 14 of the Exchange Act on April 27, 2018; and

•	The description of our common stock set forth in Form 8-A, filed with the SEC on June 16, 2016.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement, but excluding any information furnished to (rather than filed with) the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents). Requests should be directed to: Trupanion, Inc., 6100 4th Avenue S, Suite 200, Seattle, Washington 98108, Telephone: (855) 727-9079.

THE COMPANY

We provide medical insurance for cats and dogs throughout the United States, Canada and Puerto Rico. Our data-driven, vertically-integrated approach enables us to provide pet owners with what we believe is the highest value medical insurance for their pets, priced specifically for each pet’s unique characteristics. Our growing and loyal member base provides us with highly predictable and recurring revenue. We operate our business similar to other subscription-based businesses, with a focus on maximizing the lifetime value of each pet while sustaining a favorable ratio of lifetime value relative to pet acquisition cost, based on our desired return on investment.

We operate in two business segments: subscription business and other business. We generate revenue in our subscription business segment primarily from subscription fees for our medical insurance, which we market to consumers. Fees are paid at the beginning of each subscription period, which automatically renews on a monthly basis. We generate revenue in our other business segment writing policies on behalf of third parties, where we do not undertake the marketing, and have more of a business-to-business relationship. Our other business segment consists of companies or organizations that choose to provide medical insurance for cats and dogs as a benefit to their employees or members, and contracts include multiple pets. The policies in our other business segment may be materially different from our subscription business. Our ultimate goal is to build the Trupanion brand by continuing to offer the highest value proposition in the industry and maintain strong alignment with the veterinary community. We believe our activities in our other business segment benefit the overall market for pet medical insurance by expanding upon product options and distribution models within other market niches.

We generate leads for our subscription business through both third-party referrals and direct-to-consumer acquisition channels, which we then convert into members through our website and contact center. Veterinary practices represent our largest referral source. We engage a national referral group of Territory Partners. These independent contractors are dedicated to cultivating direct veterinary relationships and building awareness of the benefits of our subscription to veterinarians and their clients. Veterinarians then educate pet owners, who visit our website or call our contact center to learn more about, and potentially enroll in, Trupanion. We pay Territory Partners fees based on activity in their regions. We also receive a significant number of new leads from existing members adding pets and referring their friends and family members. Our direct-to-consumer acquisition channels serve as important resources for pet owner education and drive new member leads and conversion. We continuously evaluate the effectiveness of our member acquisition channels and marketing initiatives based upon their return on investment, which we measure by comparing the ratio of the lifetime value of a pet generated through each specific channel or initiative to the related acquisition cost.

We were founded in Canada in 2000 as Vetinsurance Ltd. In 2006, we effected a business reorganization whereby Vetinsurance Ltd. became a consolidated subsidiary of Vetinsurance International, Inc., a Delaware corporation. In 2007, we began doing business as Trupanion. In 2013, we formally changed our name from Vetinsurance International, Inc. to Trupanion, Inc. Our principal executive offices are located at 6100 4th Avenue South, Seattle, Washington 98108, and our telephone number is (855) 727-9079. Our website address is www.trupanion.com.

THE OFFERING

Securities that may be Offered by the Selling Stockholder	Up to an aggregate of 303,030 shares of our common stock. See the section of this prospectus entitled “Selling Stockholder.”

Use of Proceeds	All proceeds from the sale of shares of common stock under this prospectus will be for the account of the selling stockholder. See the section of this prospectus entitled “Use of Proceeds.”

NASDAQ Global Market Symbol	TRUP

Risk Factors	See the section of this prospectus entitled “Risk Factors.”

RISK FACTORS

An investment in our common stock involves a high degree of risk. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks. If any of these risks occur, the value of our common stock may decline and you may lose all or part of your investment. Before investing in our common stock, you should consider carefully the risk factors set forth below and in any free writing prospectus that we have authorized for use in connection with this offering, along with the risk factors described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, as amended, as updated by other filings we make with the SEC incorporated by reference into this prospectus.
Risks Relating to this Offering
Future sales of our common stock could cause our stock price to decline.
Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, may reduce the prevailing market price of our common stock and make it more difficult for you to sell your common stock at a time and price that you deem appropriate. In addition, any sales of securities by us or existing stockholders could have a material adverse effect on the market price of our common stock.
Further, we have a significant number of stock options, restricted stock units and warrants outstanding. If a substantial number of shares of common stock underlying these options, restricted stock units and warrants are sold, or if it is perceived that they will be sold, in the public market, it could have a material adverse effect on the market price of our common stock.
If securities and/or industry analysts fail to continue publishing research about our business, if they change their recommendations adversely or if our results of operations do not meet their expectations, our stock price and trading volume could decline.
The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. In addition, it is likely that in some future period our operating results will be below the expectations of securities analysts or investors. If one or more of the analysts who cover us downgrade our stock, or if our results of operations do not meet their expectations, our stock price could decline.
Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.
We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the terms of any existing or future debt agreements may preclude us from paying dividends. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.

We have no experience owning an office building and may face unexpected costs.
We have leased our current home office since July 2016, and we have no experience owning an office building. While we believe our home office building is in reasonable condition, it is difficult to predict all costs associated with maintaining the building and ensuring it is suitable for our use and that of other tenants. It is possible that the other current tenants in the building may decide to move to newer facilities, wind up operations, or otherwise cease to rent space in the building, which would decrease rental income we expect to receive from them. Tenants may also negotiate tenant improvements, requiring capital expenditures that may adversely impact our financial position. In addition, we may identify structural defects or other conditions, or we may determine that remodeling or renovations are necessary given our business operations and objectives. Managing tenants, maintaining the building, and otherwise facing the costs and responsibilities of being the owner of a building may be a distraction from our core business and cause our performance to suffer.
Our building acquisition may not result in a meaningful or long-term ability to increase our cash.
In August 2018, we completed the acquisition of our home office building because a portion of the value of the building may be used as an admitted asset on the balance sheet of American Pet Insurance Company (APIC).  Specifically, in June 2018, the New York Department of Financial Services (NY DFS) indicated that, based on our representations and supporting documents and subject to review of the governing documents of the limited liability company which will be jointly owned by us and APIC for the purpose of owning the home office building, it has no objection to the use of up to 10% of APIC’s admitted assets for investment in our home office building.  Over time, if APIC continues to grow its operations and increase its admitted assets, this percentage of admitted assets may result in an increasingly larger dollar amount being invested in our home office building. The NY DFS is not prevented from subsequently reducing the percentage of admitted assets that we may use, or completely withdrawing or reversing its position regarding use of 10% of APIC's admitted assets for investment in our home office building. Any such action could reduce the percentage of APIC’s admitted assets that could be invested in our home office building to between 1% and 5%, according to current regulations.  If the amount of admitted assets invested in our home office decreases, we may be required to meet our risk-based capital obligations using other forms of capital that we would otherwise invest in our growth and operations.  This may require us to modify our operating plan or marketing initiatives, delay the implementation of new initiatives and solutions or development of new technologies, decrease the rate at which we hire additional personnel and enter into relationships with Territory Partners, incur additional indebtedness or pursue equity or debt financings or otherwise modify our business operations, any of which could have a material adverse effect on our operating results and financial condition.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as any amendments thereto, filed with the SEC. This prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.
All statements, other than statements of historical fact, included or incorporated herein regarding our strategy, future operations, financial position, future net sales, projected costs, plans, prospects and objectives are forward-looking statements. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “think,” “may,” “could,” “will,” “would,” “should,” “continue,” “potential,” “likely,” “opportunity” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. Additionally, statements concerning future matters such as our expectations of business and market conditions, development or regulatory approval of new products, enhancements of existing products or technologies, purchase and ownership of our home office building, ability to use it as an admitted asset for regulatory purposes at our anticipated level, and other statements regarding matters that are not historical are forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements due to a number of factors, including, but not limited to, those set forth above under the section entitled “Risk Factors” in this prospectus. Given these risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements.
Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS

All proceeds from the sale of shares of common stock under this prospectus will be for the account of the selling stockholder.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. Under our credit agreement, we are restricted from paying any dividends or making any distributions on account of our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our board of directors, subject to applicable laws and restrictions in our outstanding credit agreement, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors considers relevant.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our certificate of incorporation authorizes us to issue 100,000,000 shares of common stock, par value $0.00001 per share, and 10,000,000 shares of preferred stock, par value $0.00001 per share. As of August 6, 2018, 32,794,589 shares of common stock were outstanding and no shares of Preferred Stock were outstanding.

The following summary describes the material terms of our capital stock. The description of our capital stock is qualified by reference to our amended and restated certificate of incorporation, as amended, and our bylaws, as amended, which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of convertible preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. See “Dividend Policy” above.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our restated certificate of incorporation. Accordingly, holders of a majority of the shares of our common stock will be able to elect all of our directors. Our restated certificate of incorporation provides for a classified board of directors, divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating convertible preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of convertible preferred stock.

Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

Antitakeover Effects of Provisions of Charter Documents and Delaware Law

Charter Documents. Our restated certificate of incorporation and our restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, including the following:

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Board of directors vacancies. Our restated certificate of incorporation and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

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Classified board. Our restated certificate of incorporation and restated bylaws provide that our board of directors be classified into three classes of directors, each with staggered three-year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

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Stockholder action; special meetings of stockholders. Our restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our restated bylaws. Further, our restated bylaws and restated certificate of incorporation provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairman of our board of directors, our Chief Executive Officer or our President, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

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Advance notice requirements for stockholder proposals and director nominations. Our restated bylaws provides advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our restated bylaws specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

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No cumulative voting. The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Neither our restated certificate of incorporation nor our restated bylaws provides for cumulative voting.

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Directors removed only for cause. Our restated certificate of incorporation provides that stockholders may remove directors only for cause and only by the affirmative vote of the holders of at least two-thirds of our outstanding common stock.

•	Amendment of charter provisions. Any amendment of the above provisions in our restated certificate of incorporation requires approval by holders of at least two-thirds of our outstanding common stock.

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Issuance of undesignated preferred stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

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Choice of forum. Our restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for: any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our restated certificate of incorporation or our restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Delaware Takeover Statute. We are subject to Section 203 of the General Corporation Law of the State of Delaware, or DGCL, which regulates acquisitions of some Delaware corporations. In general, Section 203 prohibits, with some exceptions, a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date of the transaction in which the person became an interested stockholder, unless:

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the board of directors of the corporation approved the business combination or the other transaction in which the person became an interested stockholder prior to the date of the business combination or other transaction;

•
upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers of the corporation and shares issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to the date the person became an interested stockholder, the board of directors of the corporation approved the business combination and the stockholders of the corporation authorized the business combination at an annual or special meeting of stockholders by the affirmative vote of at least 66-2/3% of the outstanding stock of the corporation not owned by the interested stockholder.

Section 203 of the DGCL generally defines a “business combination” to include any of the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the corporation’s assets or outstanding stock involving the interested stockholder;

•	in general, any transaction that results in the issuance or transfer by the corporation of any of its stock to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of its stock owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock.

Section 203 of the DGCL could depress our stock price and delay, discourage or prohibit transactions not approved in advance by our board of directors, such as takeover attempts that might otherwise involve the payment to our stockholders of a premium over the market price of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Listing on The Nasdaq Global Market

Our common stock is listed on The Nasdaq Global Market under the symbol “TRUP.”

SELLING STOCKHOLDER

This prospectus relates to the possible resale, distribution or other transfer by Benaroya, from time to time, of an aggregate of up to 303,030 shares of our common stock.

Acquisition of Shares by the Selling Stockholder

On June 19, 2018, we entered into the Purchase Agreement with Benaroya, pursuant to which we agreed to purchase the fee simple title to the parcels of real estate, buildings, improvements, fixtures and other rights associated with the property on which our current home office building is located, for a purchase price of $55 million in cash and $10 million in Shares valued at the public offering price of $33.00 per share in the Offering. The Shares are subject to a contractual lock-up on transfers for a period continuing to and including the date two years after the date of the closing of the Offering.

The selling stockholder will pay or assume brokerage commissions and similar charges incurred for the sale of Shares of our common stock.

Selling Stockholder

The following table presents information regarding the selling stockholder and the shares that it may offer and sell or otherwise dispose of from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholder. As used in this prospectus, the term “selling stockholder” includes Benaroya Capital Company, L.L.C., and any donees, pledgees, transferees, permitted assigns or other successors in interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, distribution or other transfer.

The number of shares in the column “Number of Shares Being Offered” represents all of the shares that the selling stockholder may offer and sell, distribute or otherwise transfer under this prospectus. The selling stockholder may sell, distribute or otherwise transfer some, all or none of its shares. We do not know how long the selling stockholder will hold the shares before selling, distributing or otherwise transferring them, and, except as described above, we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares. Because the selling stockholder may offer all, some, or none of the shares of common stock that it owns pursuant to this offering, we cannot estimate the number of shares of common stock that the selling stockholder will hold after completion of the offering. For purposes of this table, we have assumed that the selling stockholder will have sold all of the shares covered by this prospectus upon the completion of the applicable offering.

The percentage of shares beneficially owned prior to the offering is based on 32,794,589 shares of our common stock that were outstanding as of August 6, 2018, plus the 303,030 shares registered in this offering.

Name and Address of Beneficial Owner	Shares Beneficially Owned Before Offering		Number of Shares Being Offered	Shares Beneficially Owned After Offering
	Number	Percent		Number	Percent

Benaroya Capital
Company, L.L.C. 3600 -136th Place SE, Suite 250, Bellevue, WA 98006	303,030	*	303,030	—	—%
*Less than 1%

PLAN OF DISTRIBUTION

The selling stockholder, including donees, pledgees, transferees, permitted assigns or other successors in interest (including transferees that receive shares of common stock from the selling stockholder under this prospectus), may use any one or more of the following methods (or in any combination) to sell, distribute or otherwise transfer the securities from time to time:

•	through underwriters or dealers for resale to the public or to investors;

•	directly to one or more purchasers;

•	through agents;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	in block trades;

•	through public or privately negotiated transactions; or

•	any other method permitted pursuant to applicable law.

In particular, the selling stockholder may offer and sell, distribute or otherwise transfer from time to time at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; at prices related to prevailing market prices; at varying prices determined at the time of sale; or at negotiated prices. These offers and sales or distribution may be effected from time to time in one or more transactions, including:

•	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale or in the over-the-counter market;

•	in transactions otherwise than on a national securities exchange or quotation service or in the over-the-counter market;

•
in block transactions in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	in ordinary brokerage transactions in which the broker-dealer solicits purchasers;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through the writing of options, convertible securities or other contracts or agreements to be satisfied by the delivery of shares of common stock;

•	through short sales;

•	through privately negotiated transactions;

•	through an exchange distribution in accordance with the rules of the applicable exchange;

•	broker-dealers may agree with any selling stockholder to sell a specified number of its shares at a stipulated price per share;

•	through the lending of such securities;

•	by pledge to secure debts and other obligations or on foreclosure of a pledge;

•	through the distribution of such securities by any selling stockholder to its equity holders;

•	through a combination of any of the above methods; or

•	through any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares in open market transactions under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholder may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of our common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time under this prospectus after we have filed an amendment to the registration statement or supplement to the prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus, as appropriate.

The selling stockholder also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of the prospectus and may sell the shares of common stock from time to time under the prospectus after we have filed an amendment to the registration statement or supplement to the prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under the prospectus, as appropriate.

The selling stockholder and any broker-dealers or agents that are involved in selling the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are bearing all of the expenses incurred in connection with the registration of these shares. The selling stockholder will pay or assume brokerage commissions and similar charges incurred for the sale of shares of our common stock.

Agents, dealers and underwriters may be entitled under agreements entered into with the selling stockholder to indemnification by the selling stockholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services on the selling stockholder’s behalf.

At any time a particular offer of the shares of common stock is made, a prospectus supplement, if required, will be distributed and set forth the terms of each specific offering, including the name or names of any underwriters or agents, the purchase price of the shares of common stock and the proceeds to the selling stockholder from such sales or distribution, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters’ compensation, any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholder.

Lock-Up Restrictions

Benaroya has agreed, subject to limited exceptions, that it will not: (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, for a period continuing to and including the date two years after the date of the closing of the Offering.

Through Underwriters

If underwriters are used in a sale or distribution, the shares of our common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell or distribute the shares of our common stock in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. The shares of our common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement, the underwriters will be obligated to purchase all the shares of our common stock offered in the particular underwritten offering, if any are purchased.

During and after an offering through underwriters, the underwriters may purchase and sell or distribute the shares of our common stock in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for the securities they sell or distribute for their account may be reclaimed by the syndicate if the syndicate repurchases the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities then offered, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

Through Agents or to Dealers

The selling stockholder may sell or distribute the shares of our common stock directly or through agents the selling stockholder designates from time to time. Unless otherwise indicated in a prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If dealers are used in any of the sales or distribution of the shares of our common stock covered by this prospectus, the selling stockholder will sell those securities to dealers as principals. The dealers may then resell the securities to the public at varying prices the dealers determine at the time of resale.

Direct Sales

The selling stockholder may sell or distribute the shares of our common stock directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale thereof.

Delayed Delivery

If so indicated in a prospectus supplement, the selling stockholder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase the shares of our common stock from the selling stockholder at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Derivative Transactions and Hedging

The selling stockholder and the underwriters may engage in derivative transactions involving the shares of our common stock. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, the selling stockholder may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales or distributions of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from the selling stockholder or others (or, in the case of derivatives, securities received from the selling stockholder in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

The selling stockholder may loan or pledge the shares of our common stock to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by DLA Piper LLP (US), Seattle, Washington.

EXPERTS

The consolidated financial statements of Trupanion, Inc. at December 31, 2016 and 2017, and for each of the three years in the period ended December 31, 2017, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

303,030 Shares
Common Stock

Prospectus

August 9, 2018

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$1,437.21
Legal fees and expenses	$10,000.00
Accounting fees and expenses	$10,000.00
Printing and miscellaneous	$3,562.79
Total	$25,000.00

Item 15. Indemnification of Directors and Officers

Section 102(b)(7) of the General Corporation Law of the State of Delaware, or DGCL, permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. Our Restated Bylaws provides that the personal liability of our directors shall be limited to the fullest extent permitted by applicable law.

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities including reimbursement for expenses incurred arising under the Securities Act. Our Restated Bylaws permit indemnification of directors, officers, employees and other agents to the maximum extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our executive officers and directors. We also maintain an officers and directors liability insurance policy.

The foregoing may reduce the likelihood of derivative litigation against our directors and executive officers and may discourage or deter stockholders or management from suing directors or executive officers for breaches of their duty of care, even though such actions, if successful, might otherwise benefit the company and our stockholders.

The underwriting agreement that we may enter into, Exhibit 1.1 to this Registration Statement, will provide for indemnification by any underwriters of the company, our directors, our officers who sign the registration statement and our controlling persons, if any, for some liabilities, including liabilities arising under the Securities Act.

Item 16. Exhibits

Exhibit Number
Description of Document
4.1	Restated Certification of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of our Quarterly Report on Form 10-Q filed with the SEC on August 28, 2014).

4.2
Certificate of Amendment to the Restated Certificated of Incorporation of Trupanion Inc. (incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K filed with the SEC on June 3, 2016).

4.3	Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of our Quarterly Report on Form 10-Q filed with the SEC on August 28, 2014).

4.4
Third Amended and Restated Registration Rights Agreement, dated October 25, 2011, by and among the Registrant and certain of its stockholders, as amended (incorporated by reference to Exhibit 4.4 of our Registration Statement on Form S-1 filed with the SEC on June 16, 2014).

4.5	Form of Common Stock Certificate

5.1	Opinion of DLA Piper LLP (US)

23.1	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Seattle, State of Washington, on August 9, 2018.

TRUPANION, INC.
BY:	/s/ Darryl Rawlings
Darryl Rawlings
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Darryl Rawlings and Tricia Plouf, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities including his or her capacity as a director and/or officer of Trupanion, Inc., to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Darryl Rawlings	President and Chief Executive Officer (Principal Executive Officer), Director	August 9, 2018
Darryl Rawlings

/s/ Tricia Plouf	Chief Financial Officer (Principal Financial and Accounting Officer)	August 9, 2018
Tricia Plouf

/s/ Murray Low	Chairman of the Board of Directors	August 9, 2018
Murray Low

/s/ Chad Cohen	Director	August 9, 2018
Chad Cohen

/s/ Michael Doak	Director	August 9, 2018
Michael Doak

/s/ Robin Ferracone	Director	August 9, 2018
Robin Ferracone

/s/ Dan Levitan	Director	August 9, 2018
Dan Levitan

/s/ H. Hays Lindsley	Director	August 9, 2018
H. Hays Lindsley

/s/ Howard Rubin	Director	August 9, 2018
Howard Rubin